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                                  EXHIBIT 6(a)

    CERTIFICATE OF INCORPORATION OF CANADA LIFE INSURANCE COMPANY OF AMERICA


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                                                      EXHIBIT 6(a)


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STATE OF MICHIGAN,       }
DEPARTMENT OF LICENSING  }ss.
   AND REGULATION        }
INSURANCE BUREAU         }

   IT IS HEREBY CERTIFIED THAT THE ANNEXED copy of the Articles of Incorporation of CANADA LIFE INSURANCE COMPANY OF AMERICA HAS BEEN DUPLICATED FROM THE ORIGINAL ON FILE IN THIS BUREAU AND THAT THE SAME IS A TRUE AND CORRECT TRANSCRIPT THEREFROM AND OF THE WHOLE OF SUCH ORIGINAL.

                                           IN WITNESS WHEREOF, I HAVE HEREUNTO
                                       SET MY HAND AND AFFIXED THE OFFICIAL SEAL
                                       OF THE BUREAU AT LANSING, THIS 16TH
                                       DAY OF _____ MARCH, A.D.1989


                                       /s/ L. Caroline Smalley
                                       SPECIAL DEPUTY COMMISSIONER OF INSURANCE.

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                                STATE OF MICHIGAN

                      DEPARTMENT OF LICENSING & REGULATION

                                INSURANCE BUREAU

[LOGO]
                                     LANSING


                                     I HEREBY CERTIFY, THAT I HAVE EXAMINED THE


  ARTICLES OF INCORPORATION OF CANADA LIFE INSURANCE COMPANY OF AMERICA
_______________________________________________________________________________

_______________________________________________________________________________

AND FIND THE SAME IN ACCORDANCE WITH THE REQUIREMENTS OF THE ACT UNDER WHICH SAID COMPANY IS ORGANIZED.

DATED, JUNE 10  1988
       -------- ----

                                          /s/ Herman W. Coleman
                                          -------------------------------------
                                                 COMMISSIONER OF INSURANCE.


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                               STATE OF MICHIGAN

                         ATTORNEY GENERAL's DEPARTMENT

                                LANSING, MICHIGAN

                   I HEREBY CERTIFY, That I have examined the

                          ARTICLES OF INCORPORATION OF
                          CANADA LIFE INSURANCE COMPANY
                          OF AMERICA

and find the same in accordance with the requirements of the statutes of the State of Michigan and not in conflict with the Constitution of this State.

Dated at Lansing, Michigan, this 10th day of June, 1988.


                                           /s/     Harry G. Iwasko, Jr.
                                           ---------------------------------
                                                   HARRY G. IWASKO, JR.
                                                  ASSISTANT ATTORNEY GENERAL.

No. 543

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                            ARTICLES OF INCORPORATION
                                       of
                    Canada Life Insurance Company of America

       We, the undersigned, desiring to become incorporated under the provisions of Act No. 218 of the Public Acts of l956, as amended, do hereby make, execute, and adopt the following articles of incorporation, to wit:

                                    ARTICLE I

       The names of the incorporators and their respective places of residences are as follows:

       NAME                                        RESIDENCE
       ----                                        ---------

 1.    Richard D. McLellan                   1191 Carriageway North
                                             East Lansing, Michigan 48823

 2.    Stephen H. Zimmerman                  308 Chesterfield Parkway
                                             East Lansing, Michigan 48823

 3.    Gwendolyn Taylor                      5157 Wardcliff Drive
                                             East Lansing, Michigan 48823

 4.    Alan R. Dominick                      811 Oakridge
                                             Jackson, Michigan 49203

 5.    William J. Perrone                    5289 Bear Lake Drive
                                             East Lansing, Michigan 48823

 6.    John B. Curcio                        810 Sunset Lane
                                             East Lansing, Michigan 48823

 7.    Lori M. Silsbury                      900 Long Boulevard #405
                                             Lansing, Michigan 48933

 8.    Frederick J. Hood                     319 E. Hillsdale Apt. R
                                             Lansing, Michigan 48933

 9.    James P. Kiefer                       220 Centerlawn
                                             East Lansing, Michigan 48823

10.    Margaret A. Morris                    2205 Cogswell Street
                                             Lansing, Michigan 48906


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11.    Cindy M. Wilder                       1516 Harding
                                             Lansing, Michigan 48910

12.    Timothy Hoffman                       902 A Timber Creek Drive
                                             Grand Ledge, Michigan 48837

13.    Mark G. Hess                          4365 Congdon
                                             Williamston, Michigan 48895

                                   ARTICLE II

       The name assumed by this Corporation and by which it shall be known in law is :

       Canada Life Insurance Company of America

and its principal office for the transaction of business shall be 800 Michigan National Tower, Lansing, Michigan 48933.

                                   ARTICLE III

       This Corporation is organized for the following purposes, as authorized by Chapter 6, Act No. 218 of the Public Acts of 1956, as amended, namely:

       1. To insure the lives of individuals under life insurance plans, both fixed and variable, individual, group and franchise; to grant, purchase and dispose of annuities, both fixed and variable, individual, group and franchise; and receive and execute trusts, including the power to hold in trust the proceeds of any insurance policies issued by it; and to reinsure any part of said risk; and to accept reinsurance of the same nature of risk. To have all the powers conferred by the State of Michigan upon corporations organized for the purpose of insuring the lives of individuals, and to issue all such forms of insurance contracts as pertain to or may be connected with the business of life insurance as it now is or may be hereafter carried on in the United States of America.

       2. To have the power to establish either or both general or separate accounts in connection with the business authorized hereunder; to have the power to establish any subsidiary authorized by law, including, without limiting the generality of the foregoing, an investment advisor and a broker/dealer; and to have the power to act in its own right in any similar capacity authorized by law.

       3. To have the right to buy, hold, sell, and convey personal property and such real estate, or interest therein, as may be necessary or convenient for the proper conduct of the affairs of the Corporation, or as permitted by law.

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       4. To have all the powers conferred by law on a life insurance company organized for the purposes above set forth; and in connection therewith to have all powers conferred by law on all corporations organized and doing business under and by authority of Chapter 52 of the Insurance Code.

                                   ARTICLE IV

       The term of existence of the Corporation shall be perpetual.

                                    ARTICLE V

       The annual meeting of the stockholders shall be held on the Friday immediately following the last Thursday in February of each year at a time and place designated by the Board of Directors either within or without the State of Michigan.

                                   ARTICLE VI

       The authorized capital stock of the Corporation shall be 25,OOO,OOO common shares of a par value of $10.00 each and 25,000,000 redeemable preferred shares of a par value of $10.00 each. All stock shall be issued for cash or property as provided by law and when issued shall be fully paid and non-assessable and shall be issued at such times and in such amounts as the Board of Directors of the Corporation shall from time to time determine, subject to such approval of the Insurance Commissioner of the State of Michigan as may be required by law. Two Hundred Fifty Thousand (250,000) shares of common stock of the Corporation shall be paid in prior to commencing business.

       There shall be no preemptive right to acquire additional shares.

                                   ARTICLE VII

       The affairs of this Corporation shall be managed by a Board of Directors of not less than 5 nor more than 21. The initial directors shall serve until the first annual meeting of the shareholders in 1989, and shall be:

       NAME                                  ADDRESS
       ----                                  -------

Edward H. Crawford                           47 Daneswood Road
                                             Toronto, Ontario M4N 3J7

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       David A. Nield                        5 Valley Ridge Place
                                             Willowdale, Ontario M2L 1G2

       John G. Fleming                       3900 Yonge Street
                                             Apartment 604
                                             North York, Ontario MEG 1R8

       Donald I. Fraser                      95 Glenview Avenue
                                             Toronto, Ontario M4R lP9

       David A. Loney                        3203-16 Lenox Road, N.E.
                                             Atlanta, Georgia 30324

       Alexander P. Symons                   822 Huntingwood Drive
                                             Scarborough, Ontario MIT 2L6

       Alan R. Dominick                      811 Oakridge
                                             Jackson, Michigan 49203

       William J. Perrone                    5289 Bear Lake Drive
                                             East Lansing, Michigan 48823

       Cindy M. Wilder                       1516 Harding
                                             Lansing, Michigan 48910


       All directors will be elected each year at the meeting of the shareholders.

       The Directors shall elect a Chairman of the Board, a President, a Secretary, and a Treasurer; and may appoint one or more Vice-Presidents and such other officers with authority to act for such Board of Directors as they may see fit or as may be provided for by the Bylaws of the Corporation. The term of office for such officers shall be for one (1) year.

       Directors and officers shall serve until their successors have been elected and qualified. The Board of Directors shall have the authority to fill vacancies for the unexpired portion of a term.

                                   ATICLE VIII

       Corporate shareholders may vote through a properly designated representative or through a properly executed proxy. All proxies must be filed with the Secretary at least one (1) day prior to an election or meeting at which they are to be used or for such additional time as may be provided by the Bylaws.

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       No proxy shall be valid for more than sixty (60) days from the date of its execution, and shall not be valid for more than thirty (30) days after the meeting for which it is executed. It may be revoked at any time by the shareholder who executed it.

                                   ARTICLE IX

       The private property of the shareholders or this Corporation shall be exempt from corporate liabilities, and this Article shall not be amended.

                                   ARTICLE X

       The Board of Directors, at any regular or special meeting, is authorized to adopt, alter, amend or repeal Bylaws and to adopt new Bylaws not inconsistent with the law or these Articles of Incorporation. by an affirmative vote of a majority of a quorum.

       A majority of the Board of Directors constitutes a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the 80ard of Directors. Upon written notice of the time and place and purpose or purposes of any special meeting any of the Directors in between regular meetings of the Board of Directors may consent in writing to any specific action to be taken by the Corporation; if approved by a majority of the Directors at such special meeting, including those consenting in writing, such actions shall be as valid a corporate action as though authorized at a regular meeting of the Directors. The minutes of such approval and action shall be fully recorded, each written consent shall be made a part thereof. and such minutes and written consent shall be reviewed at the next regular meeting of the Board of Directors.

       Stockholders of the Corporation may at any regular or special meeting called for the purpose, repeal, alter or amend any existing Bylaws made by the Board of Directors or adopt such Bylaws as they deem appropriate by a majority vote.

                                   ARTICLE XI

       Subject to the approval of the Insurance Commissioner of the State of Michigan, these Articles, except Article X, may be amended at any annual meeting of the Shareholders or at any special meeting thereof called for that purpose, and such amendment shall be made by the affirmative vote of a majority of the shares of common stock in attendance at said meeting, in


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person or by proxy, provided, however, that a quorum in present at said meeting.
For purposes of this Article, as well as all other Articles of these Articles of Incorporation, the quorum is hereby established to be the stockholders in person or by proxy representing fifty one (51%) percent of the issued and outstanding stock of the Corporation. At any meeting of the stockholders to consider or act upon any proposed amendment to the Articles of Incorporation, the stockholders may adopt any modification or revision thereof proposed at said meeting.

                                   ARTICLE XII

       The personal liability of the directors of the Corporation is eliminated to the fullest extent permitted by the provisions of the Michigan Insurance Code, as the same may be amended and supplemented.

       IN WITNESS WHEREOF, we, the parties hereby associating, for the purpose of giving legal effect to these Articles of Incorporation, hereunto sign our names, on this 12th day of April , A.D., 1988.


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   STATE OF MICHIGAN )
                     ) SS
   COUNTY OF INGHAM  )

       On this 12th day of April, 1988, before me a notary public in and for personally appeared the above incorporators_________________________________
   ____________________________________________________________________________
   _________________________________________________________________known by me


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to be the persons named in and who executed the foregoing instrument, and severally acknowledged that they executed the same freely and for the intents and purposes therein mentioned.

                                              ---------------------------------
                                              Kathleen E. Marshall
                                              Notary Public
                                              Ingham County, Michigan
                                              Commission expires: 4/17/89
                                              Eaton County, MI acting in
                                              Ingham County, MI


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